Exhibit 99.1

Cornell Companies, Inc.
AT THE COMPANY: Christine Parker – Director, Investor Relations (713) 623-0790

Cornell Companies Reports Fourth-Quarter, Year-End 2005 Results

Provides Guidance for 2006

Houston, TX (March 14, 2006) — Cornell Companies, Inc. (NYSE: CRN) today reported results for the period ended December 31, 2005.

James E. Hyman, Cornell’s chairman and chief executive officer, said, “We are pleased to announce results that demonstrate the continued progress that Cornell made in the fourth quarter. Our full year 2005 results outperformed the guidance we reaffirmed after the third quarter on both an as-reported and pro forma basis. This performance positions us for success in 2006, where we remain focused on increasing population at our underutilized facilities and continuing to operate excellent programs that deliver value to our customers.”

Fourth-Quarter Summary (in thousands, except per share data)

	Fourth Quarter		Twelve Months Ended
As Reported	12/31/2005	12/31/2004	12/31/2005	12/31/2004
Revenue from operations	$79,435	$73,902	$310,775	$277,190
Income (loss) from operations	7,199	(3,007)	27,866	14,459
Net loss from discontinued operations	(228)	(712)	(3,622)	(2,433)
Net income (loss)	1,613	(6,145)	306	(7,433)
EPS – diluted	$0.12	$(0.46)	$0.02	$(0.56)
Shares outstanding used in per share computation	13,848	13,261	13,668	13,203

Pro Forma, excluding New Morgan Academy, charges related to the early extinguishment of debt, and pre-opening and start-up costs and related revenue:*
Revenue	$79,435	$71,761	$306,016	$274,048
Income from operations	8,238	8,816	33,705	31,708
Net income	2,534	1,274	4,969	5,256
EPS - diluted	$0.18	$0.10	$0.36	$0.40

* See reconciliation of historical GAAP and non-GAAP information attached.

Fourth-Quarter Results

For the quarter ended December 31, 2005, the Company reported net income of $1.6 million, or $0.12 per diluted share, compared with a net loss of $6.1 million, or $0.46 per diluted share, in the same period last year. This year’s fourth-quarter results included $0.3 million of start-up costs for new facilities, $0.2 million of losses from discontinued operations, and $0.6 million of losses associated with New Morgan Academy. The 2004 fourth-quarter results included a total of approximately $1.1 million for start-up costs (net of start-up revenues) for new facilities, $0.7 million of losses from discontinued operations, and $0.8 million of non-impairment losses associated with New Morgan Academy. The 2004 fourth-quarter results also included a pre-tax non-cash impairment charge of $9.3 million related to the New Morgan Academy.

MORE

Fourth-quarter 2005 pro forma net income was $2.5 million, or $0.18 per diluted share, versus pro forma net income of $1.3 million, or $0.10 per diluted share, in the comparable 2004 quarter. Pro forma amounts exclude the effects of pre-opening and start-up costs (net of start-up revenues) for new facilities, losses associated with New Morgan Academy (including the 2004 impairment charge) and charges related to the early extinguishment of debt.

Revenues increased 7.5 percent to $79.4 million for the fourth-quarter of 2005 from $73.9 million in the 2004 period. While revenues from core operations remained strong, facilities acquired April 1, 2005 from Correctional Systems, Inc., as well as those facilities/programs initiated in 2004 – Walnut Grove Youth Correctional Facility, Regional Correctional Center and Southern Peaks Regional Treatment Center – further contributed to the revenue increase. The effects of these increases were partially offset by the impact from the temporary closure of the Campbell Griffin Treatment Center during the fourth quarter of 2005. Average contract occupancy levels were 98.4 percent in residential facilities compared with 96.2 percent in last year’s fourth-quarter.

Pro forma fourth-quarter 2005 revenues, which exclude the impact of start-up revenues, were $79.4 million compared with $71.8 million in the prior year’s quarter.

The Company reported income from operations of $7.2 million for the fourth-quarter of 2005 compared with a loss of $3.0 million in the same quarter of 2004. The increase in 2005 fourth-quarter results was due to improved/increased operations at those facilities previously noted, and also reflected the continuing benefit of the restructuring activity undertaken in the first-quarter of 2005 to streamline management and eliminate underperforming programs. The increase in fourth-quarter results was also due to a decrease in professional fees, partially offset by an increase in depreciation for assets acquired and placed in service in 2005. Results for 2004 also reflect the impact of a $9.3 million impairment charge related to New Morgan Academy. Additionally, comparisons of income from operations were affected by $0.6 million in net start-up costs in 2005 and $1.9 million in 2004, and on-going costs related to New Morgan Academy of $0.5 million and $0.6 million in 2005 and 2004, respectively.

Excluding the effects of start-up costs (net of start-up revenues) for new facilities and losses associated with New Morgan Academy, pro forma income from operations was $8.2 million in the fourth-quarter of 2005 compared with $8.8 million in the 2004 quarter. The decrease in 2005 fourth-quarter results is primarily attributable to the Regional Correctional Center, which was included in net start-up expenses in 2004 and therefore excluded from pro forma income from operations.

Full-Year Results

For the year ended December 31, 2005, revenues increased 12.1 percent to $310.8 million from $277.2 million reported in 2004, principally due to contributions from those facilities/programs previously noted, as well as the Las Vegas Center and certain alternative education programs, which were initiated in late 2004. Income from operations was $27.9 million for this year compared with $14.5 million in the prior year. Net income was $0.3 million, or $0.02 per diluted share, compared with a net loss of $7.4 million, or $0.56 per diluted share, in the previous year. The 2005 period included charges totaling $2.4 million to streamline management and close several underperforming programs. The 2004 period included a $2.4 million charge from the early extinguishment of debt and a $9.3 million impairment charge for the New Morgan Academy.

Pro forma 2005 revenues were $306.0 million compared with $274.0 million in the prior year, and pro forma income from operations was $33.7 million compared with $31.7 million. Pro forma net income was $5.0 million, or $0.36 per diluted share, compared with $5.3 million, or $0.40 per diluted share, for the year ended December 31, 2004.

Discontinued Operations

As previously announced, Cornell took actions to shut down operations at several underperforming facilities/programs during the first and second quarters of 2005. The increase in the net loss from discontinued operations in 2005 over the 2004 period reflects reduced revenues as the programs were shut down, asset impairment charges, and other related closure costs.

Update on Moshannon Valley

Construction at the Moshannon Valley Correctional Center in Phillipsburg, PA was completed in the first quarter of 2006 according to schedule. The 1,300-bed adult secure facility will open at the end of this month, and we anticipate the arrival of inmates shortly thereafter. This facility will be operated under a take-or-pay contract with the Federal Bureau of Prisons.

Outlook for 2006

The Company expects first-quarter 2006 results to range from a loss per share of $0.01 to earnings per share of $0.03 on an as-reported basis, and earnings of $0.15 to $0.19 per share on a pro forma basis, which excludes pre-opening and start-up costs for new facilities, and losses associated with New Morgan Academy.

For the full year, the Company expects earnings to range from $0.59 to $0.66 per share on an as-reported basis, and earnings of $0.87 to $0.94 per share on a pro forma basis, which excludes pre-opening and start-up costs for new facilities, and losses associated with New Morgan Academy. Reconciliations of these forward-looking non-GAAP measures to the comparable GAAP measures are included in the attached financial data tables.

The 2006 guidance reflects an annual effective tax rate of approximately 35.0 percent on discontinued operations and 41.3 percent on continuing operations.

Quarterly Webcast

Cornell’s management will host a conference call and simultaneous webcast at 11 a.m. Eastern today. The webcast may be accessed through Cornell’s home page, www.cornellcompanies.com. A replay will also be available on the above web site and by dialing 800-405-2236 or 303-590-3000 and providing confirmation code 11053499. The replay will be available through March 21, 2006 by phone and for 30 days on the web site. This earnings release can be found on Cornell’s website at www.cornellcompanies.com under “Investor Relations – Press Releases.”

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including the risks and uncertainties we discuss in our filings with the Securities and Exchange Commission. Our filings with the Securities and Exchange Commission are available free of charge on the Securities and Exchange Commissions’s web site at http://www.sec.gov. Each forward looking-statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward looking-statement, whether as a result of new information, future events or otherwise. Information in this release is subject to adjustment resulting from further review and the obtaining of additional information that may impact our consolidated financial statements.

This release includes non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP (pro forma) measures used by other companies. Our management believes that the presentation of non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors regarding financial and business trends relating to our financial condition and results of operations. Our management further believes that where the adjustments used in calculating non-GAAP (pro forma) revenue, non-GAAP (pro forma) income from operations, non-GAAP (pro forma) net income, and non-GAAP (pro forma) net income per share data are based on specific, identified charges that impact different line items in our statements of operations that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments.

Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. The Company (www.cornellcompanies.com) has 83 facilities in 18 states and the District of Columbia, which includes one facility under construction. Cornell has a total service capacity of 19,506, including capacity for 1,300 individuals that will be available upon completion of the facility under construction.

(Financial Tables Follow)

CORNELL COMPANIES, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Revenues	$79,435	$73,902	$310,775	$277,190
Operating expenses	63,462	54,923	238,305	211,157
Pre-opening and start-up expenses (A)	563	4,080	9,017	8,803
Impairment of long-lived assets	—	9,300	—	9,300
Depreciation and amortization	3,821	3,683	15,200	13,187
General and administrative expenses	4,390	4,923	20,387	20,284
Income (loss) from operations	7,199	(3,007)	27,866	14,459
Interest expense, net	5,003	5,942	21,723	20,354
Loss on extinguishment of debt	—	—	—	2,361
Income (loss) before provision for income taxes and discontinued operations	2,196	(8,949)	6,143	(8,256)
Provision (benefit) for income taxes	355	(3,516)	2,215	(3,256)
Income (loss) before discontinued operations	1,841	(5,433)	3,928	(5,000)
Discontinued operations, net of tax benefit	(228)	(712)	(3,622)	(2,433)
Net income (loss)	$1,613	$(6,145)	$306	$(7,433)

Earnings (loss) per share:
- Basic	$0.12	$(0.46)	$0.02	$(0.56)
- Diluted	$0.12	$(0.46)	$0.02	$(0.56)

Number of shares used in per share computation:
- Basic	13,761	13,261	13,554	13,203
- Diluted	13,848	13,261	13,668	13,203

Total service capacity (end of period) (B)	19,469	17,346	19,469	17,346
Contracted beds in operation (end of period) (B)	11,764	11,479	11,764	11,479
Average contract occupancy (B) (C)	98.4%	96.2%	97.3%	98.6%
Average contract occupancy excluding start-up operations (B)	98.4%	101.8%	101.8%	101.9%

(A)

Revenues associated with reported start-up expenses were $0.0 million and $2.1 million for the quarters ended December 31, 2005 and 2004, respectively. Revenues associated with reported start-up expenses were $4.8 million and $3.1 million for the full years ended December 31, 2005 and 2004, respectively.

(B)	Data presented excludes discontinued operating facilities.
(C)

Average contract occupancy percentages are based on actual occupancy for the period as a percentage of the contracted capacity of residential facilities in operation. Since certain facilities have service capacities that exceed contracted capacities, average contract occupancy percentages can exceed 100% if the average actual occupancy exceeded contracted capacity.

Balance Sheet Data:
(in thousands)

	December 31, 2005	December 31, 2004
Cash and cash equivalents	$13,723	$9,895
Investment securities	7,250	51,740
Working capital	57,286	107,597
Property and equipment, net	323,861	282,255
Total assets	510,628	507,631
Long-term debt	266,659	279,528
Total debt	276,360	288,533
Stockholders’ equity	165,461	161,312

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to assess the operating results and effectiveness of the Company’s core continuing business operations. Pro forma measures exclude the effect of pre-opening and start-up revenues and costs, charges related to the early extinguishment of debt, and revenues and costs associated with New Morgan Academy. Earnings before interest, taxes, depreciation and amortization (EBITDA) measures operating income before depreciation and amortization, excluding the effect of pre-opening and start-up expenses, net of start-up revenue. The Company calculates EBITDA amounts for comparative purposes to assist investors in analyzing its business performance. These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements. Set forth below are reconciliations to GAAP measures of non-GAAP measures used herein.

RECONCILIATION OF HISTORICAL GAAP BASIS
RESULTS TO HISTORICAL NON-GAAP BASIS
INFORMATION (in thousands, except per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

GAAP revenues from operations	$79,435	$73,902	$310,775	$277,190
Less: Start-up revenue	—	2,141	4,759	3,142
Pro forma revenues from operations	$79,435	$71,761	$306,016	$274,048

GAAP income (loss) from operations	$7,199	$(3,007)	$27,866	$14,459
Plus:
New Morgan Academy loss from operations	476	584	1,581	2,288
Pre-opening and start-up expenses, net of start-up revenue	563	1,939	4,258	5,661
Impairment on long-lived assets	—	9,300	—	9,300
Pro forma income from operations	$8,238	$8,816	$33,705	$31,708

GAAP net income (loss)	$1,613	$(6,145)	$306	$(7,433)

Plus:
New Morgan Academy net loss	589	788	2,151	2,469
Pre-opening and start-up expenses, net of start-up revenue	332	1,144	2,512	3,340
Impairment on long-lived assets	—	5,487	—	5,487
Loss on extinguishment of debt	—	—	—	1,393
Pro forma net income	$2,534	$1,274	$4,969	$5,256

GAAP income (loss) per share—diluted	$0.12	$(0.46)	$0.02	$(0.56)
Plus:
New Morgan Academy	0.04	0.06	0.16	0.19
Pre-opening and start-up expenses, net of start-up revenue	0.02	0.09	0.18	0.25
Impairment on long-lived assets	—	0.41	—	0.41
Loss on extinguishment of debt	—	—	—	0.11
Pro forma earnings per share—diluted	$0.18	$0.10	$0.36	$0.40

RECONCILIATION OF HISTORICAL GAAP BASIS
RESULTS TO HISTORICAL NON-GAAP BASIS
INFORMATION (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

GAAP income (loss) from operations	$7,199	$(3,007)	$27,866	$14,459
Plus:
Depreciation and amortization	3,821	3,683	15,200	13,187
Pre-opening and start-up expenses, net of start-up revenue	563	1,939	4,258	5,661
EBITDA	$11,583	$2,615	$47,324	$33,307

RECONCILIATION OF FORWARD-LOOKING
INFORMATION:

	First Quarter Ending March 31, 2006	Twelve Months Ending December 31, 2006

GAAP earnings (loss) per share – diluted	$(0.01) - 0.03	$0.59 – 0.66
New Morgan Academy	0.03	0.15
Pre-opening and start-up expenses, net of start up revenue	0.13	0.13
Pro forma earnings per share – diluted	$0.15 – 0.19	$0.87 – 0.94

Cornell Companies, Inc.

Operating Statistics from Continuing Operations

For the Three and Twelve Months Ended December 31, 2005 and 2004

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2005		2004		2005		2004
		%		%		%		%
Contracted beds in operation:
Secure Institutional (A)	7,697	65%	7,679	67%	7,697	65%	7,679	67%
Adult Community-Based (A)	2,461	21%	2,074	18%	2,461	21%	2,074	18%
Juvenile (A)	1,606	14%	1,726	15%	1,606	14%	1,726	15%
Total	11,764	100%	11,479	100%	11,764	100%	11,479	100%

Number of billed mandays:
Secure Institutional	703,947	51%	655,084	50%	2,682,950	49%	2,370,027	48%
Adult Community-Based
Residential	234,254	17%	185,438	14%	908,813	17%	716,325	15%
Non-residential (B)	130,614	10%	124,738	10%	517,045	10%	494,306	10%
Juvenile:
Residential	130,870	10%	144,062	11%	555,151	10%	567,287	12%
Non-residential (B)	171,969	12%	191,311	15%	757,642	14%	743,805	15%
Total	1,371,654	100%	1,300,633	100%	5,421,601	100%	4,891,750	100%

Revenues (in 000’s):
Secure Institutional	$35,256	44%	$31,779	43%	$131,684	42%	$114,818	42%
Adult Community-Based
Residential	14,258	18%	11,543	16%	55,225	18%	44,483	16%
Non-residential	1,421	2%	919	1%	4,860	2%	4,067	1%
Juvenile:
Residential	22,048	28%	24,179	33%	93,086	30%	93,343	34%
Non-residential	6,452	8%	5,482	7%	25,920	8%	20,479	7%
Total	$79,435	100%	$73,902	100%	$310,775	100%	$277,190	100%

Average revenue per diem:
Secure Institutional	$50.08		$48.51		$49.08		$48.45
Adult Community-Based
Residential	$60.87		$62.25		$60.77		$62.10
Non-residential (B)	$10.88		$7.37		$9.40		$8.23
Juvenile:
Residential	$168.47		$167.84		$167.68		$164.54
Non-residential (B)	$37.52		$28.66		$34.21		$27.53
Total	$57.91		$56.82		$57.32		$56.66

(A) Residential Contract Capacity Only

(B) Non-residential “mandays” includes a mix of day units and hourly units. Mental health facilities are reported in hours.

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